Exhibit 99.1

TURTLE BEACH ANNOUNCES RETIREMENT OF CHAIRMAN RONALD DOORNINK;
CHIEF EXECUTIVE OFFICER JUERGEN STARK NAMED CHAIRMAN

San Diego, CA – November 6, 2019 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming accessory brand, today announced that Ronald Doornink, who has served as the chairman of the Company’s board of directors since 2010, has decided to step down as chairman and to retire from the board at the end of 2019.

The board has unanimously appointed current CEO and board member Juergen Stark to succeed Doornink as chairman effective January 1, 2020. Mr. Stark has been the Company’s CEO and a member of the board since 2014, and will continue as CEO. In addition, the board unanimously appointed Director Bill Keitel as lead independent director.

“For the last nine years, I have been privileged to work with a company that has set the standard of excellence for gaming headsets,” commented Mr. Doornink. “Our employees’ commitment and passion for this industry has enabled Turtle Beach to be the market leader for ten years running. I am proud to have been a part of what Turtle Beach has accomplished, and I wish everyone associated with this great company all the best for continued success in the years to come.”

Turtle Beach’s newly appointed Lead Independent Board Director Bill Keitel stated: “On behalf of the Turtle Beach board of directors, I would like to congratulate Ron for his distinguished career and unwavering service to this organization over the past nine years. His corporate leadership and integrity have helped this company navigate to the leading position it carries today, and we wish him well in his retirement.

“The naming of Juergen as chairman was part of a thoughtful review undertaken by our board. He brings the right skillset as we have observed firsthand over the past seven years through his duties as CEO and board member, and also in leveraging the experience he gained in his prior role as COO of Motorola Mobility’s mobile business. We are confident that Juergen’s relentless drive and passion for excellence will continue to show through as he leads our board, while continuing to drive the business forward on a day-to-day basis as CEO.”

“Ron’s contributions to Turtle Beach have been invaluable, and it has been a privilege to serve on the board with him,” said Mr. Stark. “During his tenure, his strategic vision and focus on execution have inspired Turtle Beach to achieve success for our customers, employees, and shareholders. Personally, I can’t imagine a better partner to work with over the past seven years and I will miss working with him. On behalf of Turtle Beach, I would like to extend a sincere thanks to Ron for his years of service and the valuable impact he has made on the company.”

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) is a leading gaming audio and accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. In 2019 Turtle Beach acquired ROCCAT, a leading PC accessories maker that combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q,  and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

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For Investor Information, Contact:	For Media Information, Contact:
Cody Slach or Sean McGowan	MacLean Marshall
Gateway Investor Relations	Sr. Director – Brand & PR/Communications
On Behalf of Turtle Beach	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@gatewayir.com	maclean.marshall@turtlebeach.com